Exhibit 10.1

PENSKE AUTOMOTIVE GROUP, INC. DEFERRED COMPENSATION PLAN

Effective January 1, 2018

WHEREAS, Penske Automotive Group (the “Company”) wishes to provide nonqualified deferred compensation benefits to a select group of management or highly compensated employees;

WHEREAS, it is intended that the benefits be provided through an unfunded plan;

NOW, THEREFORE, effective as of January 1, 2018,  the Company adopts the Penske Automotive Group, Inc. Deferred Compensation Plan as follows:

Article I - NAME OF PLAN AND EFFECTIVE DATE
1.1 Name of Plan. The Plan shall be known as the “Penske Automotive Group, Inc. Deferred Compensation Plan.”
1.2 Effective Date. The effective date of this Plan is January 1, 2018.

Article II - DEFINITIONS

The following words and phrases, as used in the Plan, shall have the following meanings unless the context clearly indicates otherwise:

2.1 “Account” or “Accounts” shall mean the following the deferral account maintained for each Executive.
2.2 Administration Committee” shall mean the committee appointed by the Board of Directors which shall administer the Plan.
2.3 “Appropriate Form” shall mean the form prescribed or provided by the Administration Committee for the particular purpose, including the Deferral Agreement in the Form of Annex A.

2.4 “Base Salary” shall mean an Executive’s base salary for the Plan Year, prior to any reduction for amounts deferred under this Plan or the Qualified Plan or for any elected salary reduction amounts under a cafeteria plan (within the meaning of section 125 of the Code) maintained by the Company.

2.5 “Beneficiary” shall mean the person or persons entitled to receive benefits payable under the Plan after an Executive's death, in accordance with Section 7.3, or the personal or legal representative of a deceased Executive.

2.6 “Board of Directors” or “Board” shall mean the Board of Directors of the Company, or any successor thereto.
2.7 “Bonus” shall mean any bonus awarded to an Executive for services performed during a Plan Year.

2.8 “Change in Control” shall mean the occurrence of the following event: any individual, entity or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Act”)) other than the Permitted Holders becomes the beneficial owner (as defined in Rule 13(d)(3) under the Act) of Company securities that constitute more than 50% of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors to the Board of Directors (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business) provided that such event also constitutes a  “change in control” of the Company as defined in Treas. Reg. section 1.409A-3(i)(5). For purposes of this definition, the term Permitted Holder shall mean (i) Mr. Roger S. Penske, his estate, guardians, conservators, administrators, committees or personal representatives; (ii) immediate family members and lineal descendants of Mr. Roger S. Penske and their respective guardians, conservators, administrators, committees or personal representatives; (iii) trusts or other entities created for the benefit of any of the Persons listed in (i) or (ii) above or for the benefit of a trust covered by this clause (iii); and (iv) any of Penske Capital Partners LLC, International Motor Car Group I LLC, International Motor Car Group II LLC, Penske Corporation, Penske Automotive Holdings Corp., Transportation Resource Partners, LP, Transportation Resource Partners III, LP, Penske Truck Leasing Co., L.P., LJ VP Holdings LLC and their respective Subsidiaries. For purposes of this definition, Subsidiary shall mean any business entity (including, but not limited to, a corporation, partnership or limited liability company) of which a company directly or indirectly owns 50% of the voting interests of the entity unless the Administration Committee determines that the entity should not be considered a Subsidiary for purposes of the Plan. If a company owns less than 50% of the voting interests of the entity, the entity will be considered a Subsidiary for purposes of the Plan only if the Administration Committee determines that the entity should be so considered. In each case, the discretion of the Administration Committee shall be limited to the extent the exercise of such discretion would trigger a violation of section 409A of the Code or any guidance thereunder with respect to designating Change in Control as a payment event under section 409A of the Code.

2.9 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
2.10 “Company” shall mean Penske Automotive Group, Inc. and any successor thereto.

2.11 “Deferral Account” shall mean the separate Account for each Executive which shall reflect Deferral Amounts credited on his or her behalf in accordance with Section 4.1 and the periodic adjustments made to such amounts in accordance with Section 5.1.

2.12 “Deferral Agreement” shall mean the written agreement submitted to the Administration Committee by an Executive in the Form of Annex A (which may take the form of an electronic transmission if required or permitted by the Administration Committee) that indicates whether such Executive elects to defer a portion of his or her Base Salary and/or Bonus and the percentage of each to be deferred.

2.13 “Deferral Amounts” or “Deferrals” shall mean the portion of an Executive’s Base Salary and/or Bonus that is deferred as provided in Article III.
2.14 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.15 “Executive” shall mean an employee of the Company or its subsidiary who holds the position of an officer of the Company, or such other high level executive position as designated by the Board of Directors or the Administration Committee in its sole discretion.

2.16 “Plan” shall mean the Penske Automotive Group, Inc. Deferred Compensation Plan as it may be amended from time to time.
2.17 “Plan Year” shall mean the period from January 1 to December 31.
2.18 “Qualified Plan” shall mean a retirement plan that is considered a qualified plan for purposes of section 401(a) of the Code.

2.19 “Separation from Service” shall mean a termination of employment with the Company and all affiliated companies considered to be a single-employer with the Company, within the meaning of Treas. Reg. §1.409A‑1(h) or any successor thereto.

2.20 “Trust” shall mean the trust (if any) established by the Company to accept and hold assets set aside by the Company for the purpose of meeting its obligations under the Plan.
2.21 “Trustee” shall mean the trustee designated in the trust agreement establishing the Trust, or any successor trustee under the terms of the trust agreement.
2.22 “Valuation Date” shall mean the close of business on the last business day of the Plan Year and any other business day as designated by the Administration Committee.

Article III - PARTICIPATION; DEFERRAL AGREEMENTS

3.1 Participation.  Participation in the Plan shall be limited to Executives as that term is defined in Section 2.15.   An employee who becomes eligible as an Executive shall commence participation as of the first day of a Plan Year as designated by the Administration Committee.

3.2 Deferral Agreements.  Prior to the commencement of each Plan Year during a period designated by the Administration Committee,  an Executive may enter into a Deferral Agreement to defer up to 50 percent of his or her Base Salary and/or up to 100 percent of his or her Bonus earned for services performed during such Plan Year in one-percent increments.

3.3 General Rules.  An Executive who has not filed a valid Deferral Agreement may not make Deferrals.  Each Executive who elects to make Deferrals shall be deemed to have agreed to the terms and requirements of the Plan.  A Deferral Agreement, once filed, shall be irrevocable as to the Plan Year to which it relates, except as provided in Section 3.4.

3.4 Termination of Deferral Election.  A Deferral election hereunder shall automatically terminate upon receipt of an emergency withdrawal under Section 7.5 or if required in order to obtain a hardship withdrawal under the Qualified Plan.  Any Deferral election made thereafter shall be subject to Section 3.2 and the provisions of Code section 409A governing initial deferral elections.
Article IV - AMOUNTS CREDITED TO ACCOUNTS
4.1 Deferral Amounts. Deferral Amounts shall be credited to an Executive’s Deferral Account as soon as practicable after the date on which such amounts would otherwise have been paid to the Executive.
4.2 Unfunded Plan.

(a) General.  It is the intention of the Company and the Executives that this Plan be unfunded for tax purposes and for purposes of Title I of ERISA.  The Plan constitutes a mere promise by the Company to make benefit payments in the future, and the right of any person to receive such benefit payments under this Plan shall be no greater than the rights of other general unsecured creditors of the Company to receive amounts owed them by the Company.

Any funds set aside by the Company to meet its obligations under the Plan shall continue for all purposes to be a part of the general funds of the Company and no Executive or Beneficiary shall by virtue of this Plan have any interest in such funds.

(b) Trust.  Notwithstanding subsection (a) above, the Company may establish a Trust in order to set aside assets for the provision of benefits under this Plan.  The terms of the trust agreement establishing the Trust shall conform to the terms of the model trust agreement in I.R.S. Revenue Procedure 92-64, or any successor provision of law or regulation, and shall provide that:

(1) the Executives and their Beneficiaries continue to be general and unsecured creditors of the Company with respect to assets set aside in the Trust;
(2) in the event of the Company's bankruptcy or insolvency, assets set aside in the Trust are subject to the claims of the Company's creditors;
(3) the Board of Directors and the President of the Company have a duty to inform the Trustee of the Company's bankruptcy or insolvency;
(4) upon receipt of the notice described in paragraph (3) above, the Trustee shall stop paying benefits to the Executives; and

(5) upon a determination of the Company's bankruptcy or insolvency, the Trustee shall hold the assets set aside in the Trust for the benefit of the Company's creditors (including the Executives and Beneficiaries under this Plan) and deliver them as a court of competent jurisdiction may direct.

(c) Contributions to Trust.  To the extent that a Trust is established, the Company will contribute Deferral Amounts to the Trust as soon as practicable following the date such amounts would otherwise have been paid to the Executive.

Article V - INVESTMENT AND VALUATION OF ACCOUNTS

5.1 Valuation of Accounts.  As of each Valuation Date, the Administration Committee shall adjust the Accounts of the Executives to reflect contributions made, investment experience, and distributions.  Accounts shall be invested or deemed invested in accordance with procedures established by the Administration Committee.

5.2 Statement of Accounts. At least once each Plan Year, the Administration Committee shall furnish each Executive with a written statement of his or her Accounts.

5.3 Investment of Trust Assets.  The Trustee will be responsible for investing the assets of the Trust.  The Trustee may invest the assets of the Trust in accordance with directions or guidelines given the Trustee by the Company (or its agent) from time to time.

Article VI - VESTING
6.1 Vesting. Executives shall be fully vested in their Deferral Accounts.

Article VII - BENEFITS AND DISTRIBUTIONS

7.1 Distribution.  An Executive’s Account shall be distributed with respect to the earliest to occur of his or her Separation from Service, his or her death or a Change in Control.  Benefits shall be paid from the Trust, and to the extent that assets in the Trust are insufficient (or if there is no Trust), from the general assets of the Company.

7.2 Distribution Upon Separation from Service.

(a) Distribution Timing.  The vested balance held in an Executive’s Deferral Account shall be paid in a single sum within the 60-day period following the end of the Plan Year in which the Executive Separates from Service; provided, however, that each Executive may during the applicable “initial deferral election period” (as defined under Section 7.2(b) below) irrevocably elect (i) to receive annual installment payments over a designated period not to exceed ten years instead of a single payment with respect to the vested balance in his or her Deferral Account, and/or (ii) to receive or commencing receiving payment of amounts credited to his or her Deferral Account within the 60-day period following the end of the Plan Year which includes the earlier of (A) the Executive’s Separation from Service, or (B) the date such amounts were credited to his or her Deferral Account.  A one-time subsequent election to change the form and time of payment may be made as provided under Section 7.2(c) below.

(b) Initial Deferral Election Periods.  An Executive under the Plan as of January 1, 2018, shall have an initial deferral election period with respect to his or her Deferral Account as designated by the Administration Committee prior to January 1, 2018.  Any employee who first becomes eligible to participate as an Executive under this Plan on January 1, 2019 or such later January 1 shall have an initial deferral election period with respect to his or her Account prior to such January 1.

(1) Installment Elections.  An election to receive installment payments with respect to the Deferral Account may be made on an Appropriate Form in the applicable initial deferral election period whether or not the Executive elects to defer Base Salary or Bonus.  In the case of installment payments, the first installment payment will be made within the 60-day period determined under Section 7.2(a) as applicable, and subsequent installments shall be made during such 60-day period following the end of each subsequent Plan Year.  The amount of each installment payment shall be determined by dividing the Account balance on the Valuation Date coincident with or immediately preceding the date of such distribution by the number of remaining installment payments.

(c) Subsequent Election Regarding Payment.  An Executive may elect on an Appropriate Form to change the form of payment of his or her Deferral Account to annual installment payments over a designated period not to exceed ten years or, if installments were previously elected, to a lump-sum payment, provided that (i) such election is not effective for 12 months, (ii) the change does not result in an acceleration in violation of Code section 409A and (iii) the date on which payment will be made or commence after such change is automatically deferred to the 60-day period which is five years after the 60-day period during which payment would have been made or have commenced but for such election.  Installment payments shall be made in the same period in each subsequent year.  The amount of each installment payment shall be determined by dividing the Account balance on the Valuation Date coincident with or immediately preceding the date of such distribution by the number of remaining installment payments.  The Executive is limited to one subsequent election with respect to his or her Deferral Account.

(d) Death Following Separation from Service.  If an Executive dies after Separation from Service and before distribution to him or her pursuant to Section 7.2 of the total value of his or her vested Accounts to which he or she is entitled, distribution shall be made to the Beneficiary at the time or times that distribution otherwise would have been made to the Executive.

7.3 Distribution Upon Death.    If an Executive dies while in the service of the Company, the vested balance of his or her Deferral Account shall be distributed to his or her Beneficiary in a single sum payment within the 60-day period following the end of the Plan Year in which the Executive dies.  A one-time election to change the form of payment may be made as provided under Section 7.3(a) below.

(a) Subsequent Election Regarding Payment.  An Executive may elect on an Appropriate Form to change the form of payment of his or Deferral Account to annual installment payments over a designated period not to exceed ten years or, if installments were previously elected, to a lump-sum payment, provided that (i) such election is not effective for 12 months and (ii) the change does not result in an acceleration in violation of Code section 409A.  If installments are elected, the first installment payment will be made within the 60-day period following the end of the Plan Year in which the Executive’s death occurs and subsequent installments shall be made during such 60-day period following the end of each subsequent Plan Year.  The amount of each installment payment shall be determined by dividing the Account balance on the Valuation Date coincident with or immediately preceding the date of such distribution by the number of remaining installment payments.  The Executive is limited to one subsequent election with respect to his or her Deferral Account.

(b) Designation of Beneficiary.  An Executive shall have the right to designate a Beneficiary or Beneficiaries to receive any benefits under the Plan which may be payable by the Company upon the Executive's death.  The Executive must designate such Beneficiary on the Appropriate Form furnished by the Administration Committee, execute the Form and return it to the Administration Committee.  Any such designation of Beneficiary may include contingent or successive Beneficiaries, and need not designate individuals.  An Executive may, at any time, change his or her designation of Beneficiary by completing a new Form, but a designation of

Beneficiary shall remain in effect until such new Form is received by the Administration Committee.

(c) No Effective Beneficiary Designation.  In the case of an Executive who is married on the date of his or her death and who has no properly designated, surviving Beneficiary, the Executive's surviving spouse shall be the Beneficiary.  If no properly designated Beneficiary survives the Executive and the Executive has no surviving spouse on the date of his or her death, the Executive's estate shall be the Beneficiary.

(d) Death of Beneficiary.  If a Beneficiary entitled to receive a distribution under this Section 7.3 dies prior to receiving such distribution, the distribution shall be made to the estate of the Beneficiary.

7.4 Change in Control.  Upon a Change in Control which occurs prior to Executive’s Separation from Service or death while in service, the total value in an Executive’s Accounts shall be paid to him or her in a single sum within the 60-day period following the end of the Plan Year in which such Change in Control occurs.  For avoidance of doubt, no election is available to change the form and time of payment with respect to a distribution under this Section 7.4.

7.5 Emergency Distributions.  The Administration Committee may at any time make a payment to an Executive in an amount up to the Executive's vested balance in his or her Accounts upon a showing of an unforeseeable emergency.  An unforeseeable emergency is a severe financial hardship to the Executive resulting from a sudden and unexpected illness or accident of the Executive, of the spouse of the Executive, or of a dependent (as defined in section 152 of the Code without regard to section 152(b)(1), (b)(2) and (d)(1)(B)) of the Executive, loss of property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Executive.  The need to send an Executive's child to college or the desire to purchase a home are not unforeseeable emergencies.  Payments may not be made to the extent the hardship is or may be relieved (1) through reimbursement or compensation by insurance or otherwise, or (2) by liquidation of the Executive's assets, to the extent such liquidation would not itself cause severe financial hardship.

The determination of whether an unforeseeable emergency within the meaning of this Section exists shall be made at the sole discretion of the Administration Committee.  The amount of any such emergency distribution shall be limited to the amount necessary to meet the emergency, plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution.  The designated payment date is the date of the unforeseen emergency and payment will be deemed made on the designated payment date if paid by the end of the calendar year containing the designated payment date or, if later, 2½ months after the designated payment date, subject to and as provided in Treas. Reg. §1.409A‑3(d).

7.6 Specified Employee.  In the event that on the date of an Executive’s Separation from Service, stock of the Company (or any entity considered a single employer with the Company under Treas. Reg. §1.409A‑1(g) or any successor thereto) is publicly traded on an established securities market or otherwise and the Executive is a “specified employee” as defined under Treas. Reg. §1.409A‑1(i) or any successor thereto on his or her Separation from Service date, any payment that would otherwise be made prior to the six-month anniversary of such Separation from Service shall be delayed until the first business day following such six-month anniversary.

7.7 Right to Withhold. The Company shall have the right to withhold from all distributions under this Plan any Federal, state, or local taxes required by law to be withheld from such distributions.

Article VIII - NONASSIGNABILITY OF BENEFITS

8.1 Benefits Not Assignable.  An Executive's or a Beneficiary's rights to benefit payments under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment or other legal or equitable process.

Article IX - ADMINISTRATION OF THE PLAN

9.1 Administration Committee Action.  On all matters within the jurisdiction of the Administration Committee the decision of a majority of the members of the Administration Committee shall govern and control.  The Administration Committee may take action either at a meeting or in writing without a meeting, provided that in the latter instance all members of the Administration Committee shall have been advised of the action contemplated and that the written instrument evidencing the action shall be signed by a majority of the members.  The Administration Committee shall elect a Chairman and may appoint, either from among its members or otherwise, a Secretary who shall keep a record of all meetings and actions taken by the Administration Committee.  Either the Chairman or any member of the Administration Committee designated by the Chairman shall execute any certificate, instrument or other written direction on behalf of the Administration Committee.

9.2 Administration Committee Responsibilities.  The Administration Committee shall have sole responsibility for administration of this Plan, and shall supervise and control the operation of the Plan in accordance with its terms.  The decisions, actions and records of the Administration Committee shall be conclusive and binding upon the Company and all persons having or claiming to have any right or interest in or under the Plan.  The Administration Committee shall have the responsibility, the power, the full discretion, and the authority to do all things necessary to accomplish that purpose, including, but not limited to the responsibility, power, discretion and authority to do the following:

(a) In its sole discretion, to construe and interpret the terms and provisions of the Plan, to correct defects therein, and to supply omissions thereto;
(b) To adopt such rules and regulations under the Plan as it may consider desirable for the administration of the Plan;
(c) To determine all questions of eligibility for participation under the Plan;
(d) To determine all questions concerning the amount, time and manner of payment of benefits under the Plan;
(e) To prescribe procedures to be followed by Executives and Beneficiaries under the Plan;
(f) To prepare and distribute appropriate information concerning the Plan;

(g) To bring suit in a court of competent jurisdiction, or to take any other action necessary to ascertain the proper actions to be taken in the event that a reasonable interpretation of applicable law precludes the Administration Committee from satisfying its requirements under this Plan;

(h) To keep such records, make such reports and do such other acts as it deems appropriate; and
(i) To do such other acts as may be necessary and/or desirable in order to administer the Plan.
9.3 Contracting for Service. The Administration Committee may contract for legal, accounting, clerical, recordkeeping and other services necessary to carry out its responsibilities under the Plan.

9.4 Expenses of the Administration Committee.  Any expenses incurred in administering the Plan, including but not limited to, expenses incurred by the Administration Committee, shall be paid by the Company.

Article X - CLAIMS PROCEDURE

10.1 Claims for Benefits.  All claims for benefits under the Plan shall be made in writing and shall be signed by the applicant.  Claims shall be submitted to a representative designated by the Administration Committee and hereinafter referred to as the “Claims Coordinator.”

Each claim hereunder shall be acted on and approved or disapproved by the Claims Coordinator within ninety days following the receipt of the claim by the Claims Coordinator unless special circumstances require an extension of time for processing, in which case written notice of the extension shall be furnished to the applicant prior to the termination of the original 90-day period, and such notice shall indicate the special circumstances which make the postponement appropriate.  In no event may the extension exceed a total of 180 days from the date of the original receipt of the claim.  If, however, the applicant fails to submit the information necessary to decide the claim, the response period shall be tolled from the date on which the extension notice is sent to the applicant until the date on which the applicant responds to the request for additional information

In the event the Claims Coordinator denies a claim for benefits, in whole or in part, the Claims Coordinator shall notify the applicant in writing of the denial of the claim and notify such applicant of his or her right to a review of the Claims Coordinator's decision by the Administration Committee.  Such notice by the Claims Coordinator shall also set forth, in a manner calculated to be understood by the applicant, the specific reason for such denial, the specific Plan provisions on which the denial is based, a description of any additional material or information necessary to perfect the claim, with an explanation of why such material or information is necessary, and an explanation of the Plan's claim review procedure as set forth in this Article X and of the right to bring a civil action under section 502(a) of ERISA following an adverse determination on review.

10.2 Appeals Procedure. Any applicant whose claim for benefits is denied in whole or in part (such applicant being hereinafter referred to as the “Claimant”) may appeal from such denial to the Administration Committee for a review of the decision by the entire Administration Committee.  Such appeal must be made within six months after the Claimant has received written notice of the denial as provided above in Section 10.1.  An appeal must be submitted in writing within such period and must:

(a) Request a review by the entire Administration Committee of the claim for benefits under the Plan;
(b) Set forth all of the grounds upon which the Claimant's request for review is based and any facts in support thereof; and
(c) Set forth any issues or comments which the Claimant deems pertinent to the appeal.

The Administration Committee shall regularly review appeals by Claimants.  The Administration Committee shall act upon each appeal within sixty days after receipt thereof unless special circumstances require an extension of the time for processing the Claimant's request for review.  If such an extension of time for processing is required, written notice of the extension shall be forwarded to the Claimant prior to the commencement of the extension.  In no event shall such extension exceed a period of one hundred twenty days after the request for review is received by the Administration Committee.  If, however, the Claimant fails to submit information necessary to make a determination on review, such period should be tolled from the date notice is sent to the Claimant until the date the Claimant responds to the request for additional information.

The Administration Committee shall make a full and fair review of each appeal and any written materials submitted by the Claimant and/or the Company in connection therewith.  The Administration Committee may require the Claimant and/or the Company to submit such additional facts, documents or other evidence as the Administration Committee in its discretion deems necessary or advisable in making its review.  The Claimant shall be given the opportunity to review pertinent documents or materials upon submission of a written request to the Administration Committee, provided the Administration Committee finds the requested documents or materials are pertinent to the appeal.

On the basis of its review, the Administration Committee shall make an independent determination of the Claimant's eligibility for benefits under the Plan.  The decision of the Administration Committee on any claim for benefits shall be final and conclusive upon all parties thereto.

In the event the Administration Committee denies an appeal, in whole or in part, the Administration Committee shall give written notice of the decision to the Claimant, which notice shall set forth, in a manner calculated to be understood by the Claimant, the specific reasons for such denial with specific reference to the pertinent Plan provisions on which the Administration Committee's decision was based, a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents and information relevant to the claim, and a statement of the Claimant’s right to bring a civil action under section 502(a) of ERISA.

A claim which involves a disability determination shall be subject to the special rules for disability claims set forth in regulations under ERISA section 503.

It is intended that the claims procedure of this Plan be administered in accordance with the claims procedure regulations of the Department of Labor set forth in 29 CFR §2560.503-1.  A Claimant shall have no right to bring any action in any court regarding a claim for benefits prior to filing a claim for benefits and exhausting his or her rights to review under this Section in accordance with the time frames set forth herein.

10.3 Agent for Service of Process. The name and address of the person designated for the service of legal process with respect to the Plan is as follows:

Name:Executive Vice President – Human Resources

Penske Automotive Group, Inc.

Deferred Compensation Plan

Address:2555 Telegraph Road

Bloomfield Hills, MI  48302

10.4 Notices to the Administration Committee.  All elections, designations, requests, notices, instructions and other communications required or permitted under the Plan from the Company, an Executive, Beneficiary or other person to the Administration Committee shall be on the Appropriate Form, shall be mailed by first-class mail or delivered to such location as shall be specified by such Administration Committee, and shall be deemed to have been given and delivered only upon actual receipt thereof by such Administration Committee at such location.

10.5 Notices to an Executive or Beneficiary.  All notices, statements, reports and other communications required or permitted under the Plan from the Company or the Administration Committee to any Executive, Beneficiary or other person, shall be deemed to have been duly given when delivered to, or when mailed by first-class mail, postage prepaid, and addressed to such person at his or her address last appearing on the records of the Administration Committee.

Article XI - PLAN AMENDMENT OR TERMINATION

11.1 Amendment or Termination Procedure.  While the Company expects and intends to continue the Plan in its present form, it reserves the right to amend or terminate the Plan at any time when in the sole opinion of the Company such amendment or termination is advisable.  Any such amendment or termination shall be made pursuant to a resolution of the Board of Directors.

11.2 Effect of Amendment or Termination.  No amendment or termination of the Plan shall deprive any Executive or Beneficiary of any amounts to which the Executive or Beneficiary had become vested under the Plan.  Distribution upon termination of the Plan shall occur only in the event of a Plan termination which is described in Treas. Reg. §1.409A‑3(j)(4)(ix) or any successor thereto.

Article XII - MISCELLANEOUS

12.1 No Right to Employment.  Participation in the Plan shall not be deemed to be consideration for, an inducement to, or a condition of the employment of any Executive.  Nothing contained in this Plan shall be deemed to give any Executive the right to be retained in the employment of the Company, nor shall any Executive, retired Executive, deceased Executive, disabled Executive or terminated Executive have any right to any payment, except as a general unsecured creditor of the Company as provided under Section 4.2 and subject to the other terms of the Plan.

12.2 Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows:

If to the Company – at its principal business address to the attention of the Secretary;

If to any Executive– at the last address of the Executive known to the sender at the time the notice or other communication is sent.

In either event, notice may also be delivered via email as long as the email account is one used in the regular course of business of the Executive or Company representative.

12.3 Gender and Number.  Whenever used in the Plan, a masculine pronoun is to be deemed to include the feminine and a neuter pronoun is to be deemed to include both the masculine and the feminine, unless the context clearly indicates otherwise.  The singular form, whenever used herein, shall mean or include the plural form where applicable.

12.4 Headings. The headings are for reference only. In the event of a conflict between a heading and the content of an Article or Section, the content of the Article or Section shall control.

12.5 Construction.  This Plan is intended to comply with Code section 409A and regulations thereunder and shall be administered, construed and interpreted in a manner consistent therewith and otherwise shall be governed by the laws of the State of Delaware, without regard to conflict of law provisions at any jurisdiction.

12.6 Indemnification for Liability.  In addition to such other rights of indemnification as they may have, the members of the Administration Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Board of Directors) or paid by the Board of Directors in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be determined in such action, suit or proceeding that such Administration Committee member has acted in bad faith; provided, however, that within sixty (60) days after receipt of notice of institution of any such action, suit or proceeding, an Administration Committee member shall offer the Company in writing the opportunity, at its own cost, to handle and defend the same.

12.7 Severability.  If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision, and the Plan shall be construed and enforced as if such provision had not been included.

12.8 Entire Agreement. This Plan contains the entire agreement by the Company with respect to the subject matter hereof. No modification or claim of waiver of any of the provisions hereof shall be valid unless in writing and signed by the party against whom such modification or waiver is sought to be enforced.

12.9 Successor Employer.  In the event of the dissolution, merger, consolidation, or reorganization of the Company, or the sale of the entire (or substantially all of the) business of the Company, the Plan shall be continued by the Company's successor.  The successor shall assume all Plan liabilities and shall have the powers, duties and responsibilities of the Company under the Plan.

IN WITNESS WHEREOF, Penske Automotive Group, Inc. has caused this Plan to be duly executed this 11th day of October, 2017.

PENSKE AUTOMOTIVE GROUP, INC.

[Seal]

Attest:  /s/ Shane M. SpradlinBy: /s/ Bud Denker

Secretary                  Executive Vice President – Human Resources

Annex A Deferral Agreement

PENSKE AUTOMOTIVE GROUP, INC.

DEFERRED COMPENSATION PLAN

ELECTION FORM

DEFERRAL ELECTION FOR 20__

You may make an election to defer up to 50% of your Base Salary to be earned in 20__ and/or up to 100% of your Bonus to be earned in 20__ in one percent increments.  The election period is from __________, 20__ to __________, 20__.  Your election is irrevocable as of the last day of the election period.

I elect to defer my Base Salary and/or Bonus to be earned in 20__ as follows:

_________% of my Base Salary

_________% of my Bonus

I understand that my election, including a failure to make an election, is irrevocable as of December 31, 20__.

Your deferrals will be credited to a Deferral Account. This election is applicable to your deferral election for 20__.

I  continue to understand that, in the event of a Change in Control (as defined in the Plan) prior to my Separation from Service or my death while in service,  payment will be made in one lump sum within the 60-day period following the end of the calendar year in which such Change in Control occurs, notwithstanding any installment election above.

This Election Form must be signed and dated and be returned to ________________ prior to the end of the day on December 31, 20__.

DateSignature

________________________________

Printed Name

PENSKE AUTOMOTIVE GROUP, INC. DEFERRED COMPENSATION

PAYMENT ELECTION FORM

DEFERRAL ACCOUNT TIME AND FORM OF PAYMENT ELECTION

Your Deferral Account consists of deferrals of your Base Salary and/or Bonus.  Your Deferral Account will generally be paid in one lump sum within the 60-day period following the end of the calendar year in which occurs the earliest of your Separation from Service (as defined in the Plan), your death, or a Change in Control (as defined in the Plan).  You may, however, elect, during the election period from __________, 20__ to ___________, 20__ (the “Election Period”), to receive distributions of amounts in your Deferral Account in annual installments over a period not to exceed ten years with respect to a distribution following Separation from Service or death.  Please note that an installment election is not available with respect to a distribution triggered by a Change in Control.  If you elect installments, the first installment will be paid during the 60-day period described above, and subsequent installments will be paid during the 60-day period following the end of each applicable subsequent calendar year.  If you want installment payments in lieu of a lump sum with respect to a Separation from Service payment or death payment, please complete the applicable election below.

A.  Installments on Separation from Service

I elect annual installment payments payable over ____ years (not to exceed ten) in lieu of a lump-sum distribution with respect to my Deferral Account.  The first installment will be paid in the 60-day period during which a lump sum would otherwise be payable, and subsequent installments will be paid annually thereafter during the first 60 days of each calendar year.

B.  Installments on Death

I elect annual installment payments payable over ____ years (not to exceed ten) in lieu of a lump-sum distribution with respect to my Deferral Account.  The first installment will be paid in the 60-day period following the end of the calendar year in which my death occurs, and subsequent installments will be paid annually thereafter during the first 60 days of each calendar year.

I understand that a failure to make an election results in a lump-sum payment during the 60-day period following the end of the calendar year in which occurs the earliest of my Separation from Service, my death, or a Change in Control Event and that my election (or failure to make an election) is irrevocable as of , 20__ (subject to any future effective election).  I also understand that in the event of a Change in Control prior to my Separation from Service or my death while in service that payment will be made in one lump sum within the 60-day period following the end of the calendar year in which such Change in Control occurs, notwithstanding any installment election above.  I further understand that any election I make after 20__ to change the form of payment following Separation from Service or death must be made at least one year prior to Separation from Service or death in order to be effective and with respect to Separation from Service will automatically result in deferral of commencement of payment of installments or payment of a lump sum, if applicable, for five years from the date payment was otherwise scheduled to be made or commence.

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This Election Form must be signed and dated and be returned to __________________ prior to the end of the day on ___________________________, 20__.

Date:

Print Name:________________________________